EXHIBIT L

          OTHER INFORMATION REGARDING PILGRIM BAXTER ASSOCIATES, LTD.

       The directors and principal executive officer of Pilgrim Baxter Associates, Ltd. and their principal occupations are as shown below. The business address of each such person is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807.

NAME AND POSITION
WITH PILGRIM                  PRINCIPAL OCCUPATION
-----------------             --------------------
Harold J. Baxter              Chairman and Chief Executive Officer
Gary L. Pilgrim               Director, President and Chief Investment Officer
Eric C. Schneider             Chief Financial Officer
John M. Zerr                  General Counsel and Secretary
Steven Wellman                Director of Operations
Larry R. Lynch                Director of Institutional Marketing
David W. Jennings             Director of Client Services

      Pilgrim also serves as adviser or sub-adviser to other investment companies. The following table lists the other investment companies for which Pilgrim serves as adviser or sub-adviser, the approximate net assets of each investment company at January 31, 1997, and the annual advisory fee received by Pilgrim (as a percentage of average daily net assets).

NAME OF FUND
THE PBHG FUND, INC.      NET ASSETS     INVESTMENT ADVISER FEE
-------------------      ----------     ----------------------
PBHG Core Growth Fund    $438,500,000   0.85% of average daily net assets

OHIO NATIONAL FUND,      ASSETS AS
INC.                     OF 1/31/97     FEE STRUCTURE
-------------------      ----------     -------------
Core Growth Portfolio    $3,100,000     0.75% on 1st $50 million of average
daily net assets;
                                        0.70% on the next $100 million of
average daily net assets;
                                        0.50% on  average daily net assets
                                          over $150 million;

                         ASSETS AS
ONE FUND, INC.           OF 1/31/97     FEE STRUCTURE
--------------           ----------     -------------
Core Growth Portfolio    $4,700,000     0.75% on 1st $50 million of average
                                          daily net assets;
                                        0.70% on the next $100 million of
                                          average daily net assets;
                                        0.50% on  average daily net assets
                                          over $150 million;





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